Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 6, 2017, in the Registration Statement on Form F-1 and related Prospectus of Azul S.A. dated February 6, 2017.

/s / ERNST & YOUNG

Auditores Independentes S.S.

São Paulo, Brazil

February 6, 2017